PURCHASE CONTRACT
TO PURCHASE PERSONAL PROPERTY

SALE: Adlon Investments, Inc., a Wyoming Corporation, 100% Member of Elata Investments, LLC., a Wyoming Limited Liability Company, ("EI"), agrees to sell its 100% Membership Interest in "EI" to Hubilu Venture Corporation, ("HVC"), 205 S. Beverly Drive, Suite 205, Beverly Hills, CA 90212. Included in the sale is the ownership interest of "EI" in property at 1267 W. 38th Street., Los Angeles, CA 9000, APN: 5037-013-016 ("property"). Purchase Price is $600,000.00, based on the following terms:

TERMS: Subject To:

1st Note/TD Elata Investments, LLC., a Wyoming Limited Liability Company, ("Maker") promise(s) to pay to Belladonna Lily Investments, Inc, a Wyoming Corporation ("Payee") or order, at 205 S. Beverly Drive, Ste 205, Beverly Hills, CA 90212, the sum of Four Hundred and Fifteen Thousand Dollars 00/100 ($415,000.00), with interest only from March 20th 2019 on unpaid principal at the rate of 5.50 per cent per annum. Interest only payable in monthly installments of One Thousand Nine Hundred and Two Dollars AND 08/100 $1,902.08) or more on the 20th day of each month, beginning on the 20th day of April, 2019 and continuing until the 19th day of March 2023, at which time the entire principal balance together with interest due thereon, shall become due and payable.

2nd Note/TD Elata Investments, LLC., a Wyoming Limited Liability Company, ("Maker") promise(s) to pay to Belladonna Lily Investments, Inc, a Wyoming Corporation ("Payee") or order, at 205 S. Beverly Drive, Ste 205, Beverly Hills, CA 90212, the sum of One Hundred and Eighty Five Thousand Dollars 00/100 ($185,000.00) with interest only from July 20th 2019 on unpaid principal at the rate of 2.25 per cent per annum. Interest only payable in monthly installments of Three Hundred and Forty Six Dollars AND 87/100 ($346.87) or more on the 20th day of each month, beginning on the 20th day of August 2019 and continuing until the 19th day of March 2023, at which time the entire principal balance together with interest due thereon, shall become due and payable.

CLOSING: SALE TO CLOSE BY July 14, 2019.

TERMS: Due diligence is subject to verification of title and rental income. Escrow Company to be Wilshire Escrow. Adlon Investments,Inc. to indemnify Hubilu Venture Corporation of any liability with respect to Elata Investments, LLC., and its assets prior to closing escrow. Each party to pay its own respective closing costs. Escrow fee is paid 50/50.

7/10/2019
David Behrend, CEO Date:
Hubilu Venture Corporation

7/18/2019
David Behrend, President Date:
Adlon Investments, Inc.

7/18/2019
David Behrend, Manager Date:
Elata Investments, LLC